June 30, 2011

Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control


RE:	American Depositary Shares
evidenced by One (1) American
Depositary Receipts representing Five
(5) Ordinary Shares of
Hutchison Whampoa Ltd (Form F6
File No. 333154893)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary for
securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in ratio for Hutchison Whampoa Ltd.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio change for Hutchison Whampoa Ltd.

The Prospectus has been revised to reflect the new ratio, and has been overstampted with:

Effective July 7, 2011 the ratio has changed to one (1) DS representing two (2) Ordinary
Shares (1:2)



Please contact me with any questions or
comments at 212 8152301



Paul Brophy
The Bank of New York Mellon  ADR
Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)









101 Barclay Street, New York NY 10286